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                                                                    EXHIBIT 2(b)



                            SHARE EXCHANGE AGREEMENT


       THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of this 22nd day of December, 1998, by and between BANCO MERCANTIL C.A., a banking corporation organized under the laws of Venezuela ("Bank"), and GTE VENEZUELA INCORPORATED ("GTE"), a corporation organized under the laws of Delaware.

                              W I T N E S S E T H:

       WHEREAS, Bank currently owns, in its capacity as trustee for 239 trusts established as a result of the liquidation of Inversiones Cimatel, C.A. (collectively, the "Liquidation Trusts"), 13,730,352 shares of the issued and outstanding shares of Common Stock of VenWorld Telecom, C.A. ("VenWorld"), a corporation organized under the laws of Venezuela; and

       WHEREAS, GTE currently owns 7,823,200 American Depositary Shares of Compania Anonima Nacional Telefonos de Venezuela, C.A. (CANTV), a corporation organized under the laws of Venezuela ("CANTV");

       WHEREAS, each CANTV American Depositary Share represents seven (7) issued and outstanding shares of Class D Common Stock of CANTV; and

       WHEREAS, subject to the following terms and conditions, Bank, acting in its capacity as trustee for those Liquidation Trusts which have agreed to participate in the transactions described herein (such Liquidation Trusts so participating being hereinafter collectively referred to as the "Trusts"), desires to exchange 7,728,307 shares of the Common Stock of VenWorld (collectively, the "VenWorld Shares"), and GTE desires to acquire the VenWorld Shares, in exchange for 3,116,653 of the CANTV American Depositary Shares that are owned by GTE (the "CANTV ADSs").

       NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties agree as follows:

                                    ARTICLE I

                                 THE TRANSACTION

       Section 1.1. Exchange of VenWorld Shares for CANTV ADSs. Bank hereby exchanges with GTE the VenWorld Shares for the CANTV ADSs (such exchange being hereinafter referred to as the "Transaction").

       Section 1.2. Exchange of Certificates for Irrevocable Transfer Instructions. GTE hereby delivers a certificate for the CANTV ADSs in the name of Banco Mercantil C.A. in accordance with instructions received from BANK, in exchange for a duly executed irrevocable letter of transfer instructions ordering VenWorld C.A. to register the transfer of the VenWorld Shares in the name of GTE. Bank agrees to take such further actions as GTE may reasonably request to consummate the transfer of the VenWorld Shares to GTE.

       Section 1.3. Condition Precedent to Closing. If the share price of CANTV ADS exceeds twenty-six dollar U.S. ($26.00) per share at 10:00 a.m. on the day of closing, GTE shall not be obligated to consumate the exchange.




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                                   ARTICLE II

                                   THE CLOSING

       Section 2.1. The Closing. The closing (the "Closing") under this Agreement shall take place at the offices of Citibank, N.A. at 111 Wall Street, New York, New York at 10:00 a.m. on December 22, 1998 (the "Closing Date").

       Section 2.2. Effect of Closing. All transactions entered into on the Closing Date, and all stock certificates and documents delivered at the Closing, shall be deemed to have occurred and to have been delivered simultaneously as of the close of business on the Closing Date.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

       Bank hereby represents and warrants to GTE as follows:

       Section 3.1. Organization. Bank is a banking corporation duly organized, validly existing and in good standing under the laws of Venezuela and has requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

       Section 3.2. The VenWorld Shares. Bank owns of record the VenWorld Shares as trustee for the Trusts, free and clear of all liens, pledges, charges and encumbrances. Other than this Agreement and the Association Agreement among the initial investors in VenWorld dated as of August 1, 1991 (as in effect on the date hereof, the "VenWorld Agreement"), there are no outstanding options, warrants, rights, transfer restrictions, convertible securities, contracts or commitments relating to the issuance, sale, voting, redemption, repurchase or transfer of any of the Shares.

       Section 3.3. Authority; Binding Effect. Bank has full power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of Bank has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceeding on the part of Bank or actions by the beneficial owners of the Trusts (collectively, the "Beneficial Owners") of the VenWorld Shares are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of Bank, enforceable against Bank, in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

       Section 3.4. No Violation. The transfer of the VenWorld Shares to GTE and the performance by Bank of the terms and provisions of this Agreement (i) will not conflict with, or result in a breach of the terms or provisions of, the articles of association or bylaws (or equivalent documents) of Bank or of any document governing any of the Trusts; (ii) will not constitute a violation or breach of any law, rule, regulation, order, injunction, decree, or other judicial or regulatory prohibition or restriction against Bank or any Beneficial Owner; and (iii) will not conflict with, or constitute an event of default under, the terms or provisions of any contract, lease, note or other obligation of Bank, any Trust or any Beneficial Owner.



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       Section 3.5. Consents. (i) No consent, approval, or authorization of, or declaration, filing or registration with, any federal, state or local government or any court of competent jurisdiction, administrative agency or commission or other governmental authority (each, a "Governmental Entity") and (ii) no consent of any person is required by, or on behalf of Bank, any of the Trusts, any Beneficial Owner or any of their respective Affiliates, in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than consents, approvals, authorizations, declarations, filings and registrations, which have been obtained and described in writing to GTE, including, without limitation, all required consents from the Beneficial Owners.

       Section 3.6. Purchase for Investment. Bank is acquiring the CANTV ADSs as trustee for the Trusts for investment and not with a view to, or for sale in connection with, any distribution thereof except as permitted by applicable laws, including Venezuelan and US securities laws.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

       GTE hereby represents and warrants to Bank as follows:

       Section 4.1. Organization. GTE is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

       Section 4.2. Authority, Binding Effect. GTE has full corporate power to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of GTE has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate proceedings on its part are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement is the valid and binding obligation of GTE, enforceable against GTE in accordance with its terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and subject to the exercise of judicial discretion in accordance with principles of equity.

       Section 4.3. No Violation. The transfer of the CANTV ADSs to Bank, and the performance by GTE of the terms and provisions of this Agreement (i) will not conflict with, or result in a breach of the terms or provisions of, the Certificate of Incorporation or Bylaws of GTE; (ii) will not constitute a violation or breach of any order, injunction, decree, or other judicial or regulatory prohibition or restriction against or affecting GTE; and (iii) will not conflict with, or constitute an event of default under, the terms or provisions of any material contract, lease, note or other obligation of GTE.

       Section 4.4. Consents. (i) No material consent, approval, or authorization of, or declaration, filing or registration with, any Governmental Entity; and (ii) no consent of any person is required by, or on behalf of, GTE, in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement.

       Section 4.5. Purchase for Investment. GTE is acquiring the VenWorld Shares for investment and not with a view to, or for sale in connection with, any distribution thereof except as permitted by applicable laws, including Venezuelan and US securities laws.




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                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

       Section 5.1. Survival; Indemnity. (a) The representations and warranties herein shall survive the closing of the Transaction.

       (b) Bank hereby agrees to indemnify, defend and hold harmless GTE and its affiliates and their respective officers, directors, employees and agents from and against any losses, damages, or expenses (including reasonable attorneys fees) incurred or sustained by such person as a result of (i) any breach by Bank of any of the representations or warranties made by Bank in this Agreement or
(ii) any claim made by any Trust or any Beneficial Owner relating, directly or indirectly, to the Transaction; or

       (c) GTE hereby agrees to indemnify, defend and hold harmless Bank and its respective officers, directors, employees and agents from and against any losses, damages, or expenses (including reasonable attorneys fees) incurred or sustained by such person as a result of any breach by GTE of any of the representations or warranties made by GTE in this Agreement.

       Section 5.2. Notices. All notices, certificates, requests, demands, and other communications hereunder shall be in writing and may be personally served or sent by telecopier or private courier or express delivery service. All such notices, certificates, requests, demands and other communications shall be delivered to the party to receive same at the addresses indicated below (or at such other address(es)) as a party may specify in a written notice given in accordance with this Section 11.2):

         If to Bank, to:

                    Banco Mercantil
                    Av. Andres Bello, Edif. Mercantil, Piso 27
                    Inversora Marasima
                    San Bernadino 1010
                    Caracas, Venezuela
                    Attention: Alberto Benshimol
                    Fax: 582-503-0515

         With a copy to:

                    ----------------
                    ----------------------------
                    Caracas, Venezuela
                    Attention: Vice President
                                              ----------------
                    Fax:
                         ----------------


         If to GTE, to:

                    c/o GTE International Telecommunications Incorporated 1255 Corporate Drive
                    Irving, Texas  75038
                    USA
                    Attention: Vice President-International Administration
                    Fax:  972-791-2913



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         With a copy to

                    GTE Corporation
                    695 East Main Street, Suite 600
                    Stamford, CT  06912
                    Attention:  Vice President and Assistant General Counsel
                    Fax:  203-965-2129


or to such other person or address as any party hereto shall furnish to the other parties hereto in writing pursuant to this Section 4.2.

       Section 5.3. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party without the prior written consent of the other party.

       Section 5.4.  Governing Law; Consent to Jurisdiction.

       (a) This Agreement shall be governed by the laws of the State of New York regardless of the laws that might otherwise govern applicable conflicts of laws.

       (b) Each of GTE and Bank, for itself and as trustee of the Trusts, irrevocably submits to the non-exclusive jurisdiction of any federal or state courts sitting in New York, New York for the purposes of resolving or enforcing any dispute, controversy, difference or claim arising among the Parties concerning the interpretation, performance or enforcement of this Agreement (each a "Dispute"). Each of GTE and Bank, for itself and as trustee of the Trusts, further agrees that service of any process, summons or notice at the address set forth in Section 4.2 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above. Each of GTE and Bank, for itself and as trustee of the Trusts, irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any federal or state court located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

       (c) To the extent that Bank or any of its subsidiaries or affiliates or any Trust or any Beneficial Owner has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, Bank, for itself and on behalf of all of such persons and entities, hereby irrevocably waives such immunity in respect of its obligations under this agreement and, without limiting the generality of the foregoing, agrees that the waivers set forth in this paragraph shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

       Section 5.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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       Section 5.6. Headings. The Article and Section headings contained in this
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

       Section 5.7. Entire Agreement. This Agreement and the VenWorld Agreement embody the entire agreement and understanding of the parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to any potential sale of the VenWorld Shares or the exchange of the VenWorld Shares for the CANTV ADSs.

       Section 5.8. Third Parties. Except for the indemnity provisions of
Section 4.1, which are also for the benefit of the parties identified therein, nothing in this Agreement, whether express or implied, is intended to: (i) confer any rights or remedies on any person other than Bank and GTE, and their respective successors and permitted assignees; (ii) to relieve or discharge the obligation or liability of any third party; or (iii) to give any third party any right of subrogation or action against Bank or GTE.

       Section 5.9. Waiver. No failure or delay on the part of any Party in the exercise of any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude other or further exercise thereof or of any other right or power. The waiver by any Party or Parties hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.




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       IN WITNESS WHEREOF, the parties, acting through their duly authorized representatives, have executed this Agreement as of the day and year first above written.


WITNESS                                     GTE VENEZUELA INCORPORATED

By: /s/                                     By:  /s/
    -----------------------------                -----------------------------
                                            Its: President


                                            By:  /s/
                                                 -----------------------------
                                            Its: Vice President


WITNESS                                     BANCO MERCANTIL C.A.

By: /s/                                     By:   /s/
    -----------------------------                -----------------------------
                                            Its: Power of Attorney






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